Cumberland Pharmaceuticals Reports 6% Revenue Growth
The Nashville-based specialty pharmaceutical company issues
first quarter 2022 financial results and a company update

NASHVILLE, TENNESSEE (Tuesday, May 10, 2022) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company today announced that the Company's product portfolio of FDA-approved brands delivered combined revenues of $11.2 million during the first quarter of 2022, - which is a 6% increase over the prior year period. Adjusted earnings for the quarter were $0.5 million, or $0.03 a share. The company ended the first quarter with $96.7 million in total assets, $55.9 million in total liabilities, and $41.0 million of shareholders’ equity. Cumberland will report its first quarter 2022 financial results and provide a company update via a conference call and live internet webcast today at 4:30 p.m. Eastern Time.

At the start of the first quarter, Cumberland announced its acquisition of the oncology-supportive drug Sancuso® from the U.S. subsidiary of Kyowa Kirin, Inc., a Japan-based specialty pharmaceutical company. Sancuso is the first and only FDA-approved prescription patch that prevents nausea and vomiting in cancer patients receiving certain types of chemotherapy treatment. Through the acquisition, Cumberland obtained full commercial responsibility for Sancuso in the U.S., including its marketing, promotion, distribution and manufacturing. Cumberland formed a new sales division, Cumberland Oncology, to support the brand.
On Monday May 9, 2022, Cumberland announced that it has entered into a co-promotion agreement with Verity Pharmaceuticals to bring Sancuso to more patients across the U.S. Verity will feature Sancuso through its national oncology sales organization, covering a majority of the U.S. market for an initial three-year term.
Cumberland also announced several new partnerships for its Vibativ® product during the first quarter. Vibativ is an antibiotic used to treat patients with pneumonia and serious skin infections resulting from gram-positive bacteria:
•In March of 2022, the company announced a new partnership with Saudi Arabia-based Tabuk Pharmaceutical Manufacturing Company to introduce Vibativ in the Middle East. The arrangement provided Tabuk exclusive rights to distribute Vibativ in Saudi Arabia and Jordan, with the option to expand into other countries in the region. Tabuk is a fully owned subsidiary of publicly traded Astra Industrial Group, a leading industrial conglomerate in Saudi Arabia. Tabuk is a well-respected pharmaceutical company with a strong distribution network throughout the Middle East.
•Cumberland also announced the launch of Vibativ in Puerto Rico, again through a partnership with Verity Pharmaceuticals, which has a particular strength and experience in the Puerto Rican market.

The company continues to enroll patients in the three Phase II clinical programs that it is sponsoring. These studies are evaluating its ifetroban product candidate for:
1.Duchenne Muscular Dystrophy, a fatal, genetic neuromuscular disease;
2.Systemic Sclerosis, a debilitating autoimmune disorder; and
3.Aspirin-Exacerbated Respiratory Disease, a severe form of asthma.
Cumberland is also designing a Phase II study to evaluate the use of ifetroban to treat patients with Progressive Fibrosing Interstitial Lung Diseases. The company is currently preparing an application to the FDA to support the new program.
“We continue to seek opportunities to expand the use of our existing brands, while also building our portfolio of differentiated products,” said A.J. Kazimi, CEO of Cumberland Pharmaceuticals. “We made significant progress toward that goal during the first quarter and are particularly encouraged by the addition of Sancuso. We believe in the product’s potential to help more cancer patients and expect it to be a meaningful contributor to our business.”
To participate in today’s call, dial (877) 303-1298 (for U.S. callers) or (253) 237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing (855) 859-2056 (for U.S. callers) or (404) 537-3406 (for international callers). The Conference ID for the rebroadcast is 7574078. Both the live webcast and rebroadcast can be accessed via Cumberland’s website at https://investor.cumberlandpharma.com/events-calendar.

FINANCIAL RESULTS:
Net Revenue: For the three months ended March 31, 2022, net revenues from continuing operations were $11.2 million.
Net revenue by product for the first quarter of 2022, included $3.9 million for Kristalose®, $3.4 million for Sancuso®, $2.5 million for Vibativ® and $1.0 million for Caldolor®.
Operating Expenses: Total operating expenses for the first quarter were $12.5 million.
Adjusted Earnings: Adjusted earnings for the first quarter of 2022 was $0.5 million, or $0.03 per share.
The adjusted earnings calculation does not include the benefit of the $0.9 million of Vibativ cost of goods, which were received with the product acquisition. It also does not include the benefit of the $0.4 million of Sancuso cost of goods, which were received with that product’s acquisition.
Cash Flow: Cash flow from operations for the quarter ended March 31, 2022 was $(0.15) million.
Balance Sheet: At March 31, 2022, Cumberland had $96.7 million in total assets including $17.3 million in cash and cash equivalents.
Total liabilities were $55.9 million, including $20 million outstanding on the Company's revolving line of credit. Total shareholders' equity was $41 million.

ABOUT CUMBERLAND PHARMACEUTICALS:

Cumberland Pharmaceuticals Inc. is the largest biopharmaceutical company founded and headquartered in the Mid-South and is focused on the delivery of high-quality, prescription brands designed to improve patient care. The company develops, acquires, and commercializes products for the hospital acute care, gastroenterology, rheumatology and oncology market segments.
The Company’s portfolio of FDA-approved brands includes:
•Acetadote® (acetylcysteine) injection, for the treatment of acetaminophen poisoning;
•Caldolor® (ibuprofen) injection, for the treatment of pain and fever;
•Kristalose® (lactulose) oral, a prescription laxative, for the treatment of constipation;
•Omeclamox®-Pak, (omeprazole, clarithromycin, amoxicillin) oral, for the treatment of Helicobacter pylori (H. pylori) infection and related duodenal ulcer disease;
•RediTrex® (methotrexate) injection, for the treatment of active rheumatoid, juvenile idiopathic and severe psoriatic arthritis, as well as disabling psoriasis;
•Sancuso® (granisetron) transdermal, for the prevention of nausea and vomiting in patients receiving certain types of chemotherapy treatment;
•Vaprisol® (conivaptan) injection, to raise serum sodium levels in hospitalized patients with euvolemic and hypervolemic hyponatremia; and
•Vibativ® (telavancin) injection, for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia, as well as complicated skin and skin structure infections;
The Company also has a series of Phase II clinical programs underway evaluating its ifetroban product candidate in patients with cardiomyopathy associated with Duchenne Muscular Dystrophy (DMD), Systemic Sclerosis (SSc), and Aspirin-Exacerbated Respiratory Disease (AERD).
For more information on Cumberland’s approved products, including full prescribing information, please visit links to the individual product websites, which can be found on the Company’s website www.cumberlandpharma.com.

About Acetadote® (acetylcysteine) Injection
Acetadote, administered intravenously within 8 to 10 hours after ingestion of a potentially hepatotoxic quantity of acetaminophen, is indicated to prevent or lessen hepatic injury. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. For full prescribing and safety information, visit www.acetadote.com.
About Caldolor® (ibuprofen) Injection
Caldolor is indicated in adults and pediatric patients for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with a history of asthma or other allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. For full prescribing and safety information, including boxed warning, visit www.caldolor.com.
About Kristalose® (lactulose) Oral Solution
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing and safety information, visit www.kristalose.com
About Omeclamox®-Pak (omeprazole, clarithromycin, amoxicillin)
Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. For full prescribing and safety information, visit www.omeclamox.com.
About RediTrex® (methotrexate) Injection
RediTrex is a single-dose prefilled syringe containing prescription methotrexate. RediTrex is used to treat adults with severe, active rheumatoid arthritis and children with active polyarticular juvenile idiopathic arthritis, after treatment with other medicines including non-steroidal anti-inflammatory drugs (NSAIDS) have been used and did not work well. Methotrexate can control the symptoms of severe, resistant, disabling psoriasis in adults when other types of treatment have failed. For full prescribing and safety information, visit www.reditrex.com
Sancuso® (granisetron) Transdermal System
Sancuso is the only skin patch approved by the U.S. Food and Drug Administration for the prevention of chemotherapy-induced nausea and vomiting (CINV) in patients receiving moderately and/or highly emetogenic chemotherapy. When applied 24 to 48 hours before receiving chemotherapy, the SANCUSO patch slowly and continuously releases the medicine contained in the adhesive through clean and intact skin areas into the patient’s bloodstream. It can be worn for up to seven days in a row for chemotherapy regimens of up to five consecutive days. For full prescribing and safety information, visit www.sancuso.com.

About Vaprisol® (conivaptan hydrochloride) Injection
Vaprisol is an intravenous treatment for hyponatremia used in the critical care setting. Hyponatremia is an electrolyte disturbance in which sodium ion concentration in blood plasma is lower than normal. This can be associated with a variety of critical care conditions including congestive heart failure, liver failure, kidney failure and pneumonia. The product is a vasopressin receptor antagonist that raises serum sodium levels and promotes free water secretion. Vaprisol is contraindicated in patients with hypovolemic hyponatremia. The coadministration of Vaprisol with potent CYP3A inhibitors, such as ketoconazole, itraconazole, clarithromycin, ritonavir, and indinavir, is contraindicated. For full prescribing and safety information, including boxed warning, visit www.vaprisol.com.
About Vibativ® (telavancin) for Injection
Vibativ is a patented, FDA approved injectable anti-infective for the treatment of certain serious bacterial infections including hospital-acquired and ventilator-associated bacterial pneumonia and complicated skin and skin structure infections. It addresses a range of Gram-positive bacterial pathogens, including those that are considered difficult-to-treat and multidrug-resistant. Intravenous unfractionated heparin sodium is contraindicated with Vibativ administration due to artificially prolonged activated partial thromboplastin time (aPTT) test results for up to 18 hours after Vibativ administration. Vibativ is contraindicated in patients with a known hypersensitivity to telavancin. For more information please visit www.vibativ.com.
About Cumberland Emerging Technologies (CET)
Cumberland Emerging Technologies, Inc. (www.cet-fund.com) is a joint initiative between Cumberland Pharmaceuticals Inc., Vanderbilt University, LaunchTN, and WinHealth. The mission of CET is to advance biomedical technologies and products conceived at Vanderbilt University and other regional research centers towards the marketplace.
CET helps manage the development and commercialization process for select projects, and provides expertise on intellectual property, regulatory, manufacturing and marketing issues that are critical to successful new biomedical products. CET's Life Sciences Center provides laboratory space, equipment and infrastructure for CET’s activities and other early-stage life sciences ventures.

FORWARD LOOKING STATEMENTS:
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland’s current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. Forward-looking statements include, among other things, statements regarding the company’s intent, belief or expectations, and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “should,” “seek,” “anticipate” and other comparable terms or the negative thereof. As with any business, all phases of Cumberland’s operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland’s operation results. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland’s products on a timely basis, failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, natural disasters, public health epidemics, maintaining an effective sales and marketing infrastructure, and other events beyond the company’s control as more fully discussed in its most recent 10-Q as filed with the SEC. There can be no assurance that results anticipated by the company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.
SOURCE: Cumberland Pharmaceuticals Inc.

Investor Contact:	Media Contact:
Shayla Simpson	Molly Aggas
Cumberland Pharmaceuticals Inc.	Dalton Agency
(615) 255-0068	(704) 641-6641

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CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$17,266,785	$27,040,816
Accounts receivable, net	14,635,435	6,877,346
Inventories	9,878,680	8,429,882
Prepaid and other current assets	3,561,027	3,339,969
Total current assets	45,341,927	45,688,013
Non-current inventories	10,593,792	9,048,567
Property and equipment, net	409,121	442,635
Intangible assets, net	34,479,356	23,954,475
Goodwill	1,932,876	882,000
Operating lease right-of-use assets	761,177	1,024,200
Other assets	3,178,857	3,419,908
Total assets	$96,697,106	$84,459,798
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$11,447,505	$9,640,980
Operating lease current liabilities	766,488	969,677
Other current liabilities	12,343,405	8,668,303
Total current liabilities	24,557,398	19,278,960
Revolving line of credit	20,000,000	15,000,000
Operating lease noncurrent liabilities	22,712	90,016
Other long-term liabilities	11,323,593	7,488,844
Total liabilities	55,903,703	41,857,820
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 14,730,760 and 14,742,754 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	48,046,764	48,452,906
Retained earnings (deficit)	(7,023,853)	(5,638,600)
Total shareholders’ equity	41,022,911	42,814,306
Noncontrolling interests	(229,508)	(212,328)
Total equity	40,793,403	42,601,978
Total liabilities and equity	$96,697,106	$84,459,798

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31,
	2022	2021
Net revenues	$11,175,045	$10,537,159
Costs and expenses:
Cost of products sold	2,211,885	2,417,329
Selling and marketing	4,614,429	3,787,340
Research and development	1,745,136	1,257,367
General and administrative	2,302,349	2,230,509
Amortization	1,593,245	1,168,914
Total costs and expenses	12,467,044	10,861,459
Operating income (loss)	(1,291,999)	(324,300)
Interest income	16,041	5,426
Interest expense	(119,575)	(24,417)
Income (loss) from continuing operations before income taxes	(1,395,533)	(343,291)
Income tax (expense) benefit	(6,900)	(7,458)
Net income (loss) from continuing operations	(1,402,433)	(350,749)
Discontinued operations	—	495,410
Net income (loss)	(1,402,433)	144,661
Net (income) loss at subsidiary attributable to noncontrolling interests	17,180	22,167
Net income (loss) attributable to common shareholders	$(1,385,253)	$166,828
Earnings (loss) per share attributable to common shareholders
- Continuing operations - basic	$(0.09)	$(0.02)
- Discontinued operations - basic	—	0.03
	$(0.09)	$0.01

- Continuing operations - diluted	$(0.09)	$(0.02)
- Discontinued operations - diluted	—	0.03
	$(0.09)	$0.01
Weighted-average shares outstanding
- basic	14,691,623	14,974,663
- diluted	14,691,623	15,244,146

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(1,402,433)	$144,661
Discontinued operations	—	$495,410
Net income(loss) from continuing operations	(1,402,433)	$(350,749)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities:
Depreciation and amortization expense	1,653,746	1,227,607
Share-based compensation	159,901	162,960
Decrease in non-cash contingent consideration	370,464	(280,020)
Decrease (increase) in cash surrender value of life insurance policies over premiums paid	222,209	(76,300)
Noncash interest expense	2,183	13,833
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	(7,758,089)	(171,584)
Inventories	2,271,484	1,868,350
Other current assets and other assets	239,862	507,102
Accounts payable and other current liabilities	4,461,389	(1,311,123)
Other long-term liabilities	(371,214)	(299,937)
Net cash provided by (used in) operating activities from continuing operations	(150,498)	1,290,139
Discontinued operations	—	495,410
Net cash provided by (used in) operating activities	(150,498)	1,785,549
Cash flows from investing activities:
Additions to property and equipment	(26,986)	(19,458)
Note receivable investment funding	—	(200,000)
Cash paid for acquisitions	(13,500,000)	—
Additions to intangibles	(14,912)	(98,883)
Net cash (used in) investing activities	(13,541,898)	(318,341)
Cash flows from financing activities:
Borrowings on line of credit	20,000,000	15,000,000
Repayments on line of credit	(15,000,000)	(15,000,000)
Cash payment of contingent consideration	(501,505)	(995,277)
Repurchase of common shares	(580,130)	(302,802)
Net cash provided by (used in) financing activities	3,918,365	(1,298,079)
Net increase (decrease) in cash and cash equivalents	(9,774,031)	169,129
Cash and cash equivalents at beginning of period	$27,040,816	$24,753,796
Cash and cash equivalents at end of period	$17,266,785	$24,922,925

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Reconciliation of Net Income (loss) Attributable to Common Shareholders to Adjusted Earnings (loss) and Adjusted Diluted Earnings (loss) Per Share
(Unaudited)

	Three months ended March 31, 2022		Three months ended March 31, 2021
	2022	2022	2021	2021
	Earnings impact	Earnings per share impact	Earnings impact	Earnings per share impact
Net income (loss) attributable to common shareholders	$(1,385,253)	$(0.09)	$166,828	$0.01
Less: Net (income) loss at subsidiary attributable to noncontrolling interests	17,180	—	22,167	—
Net income (loss)	(1,402,433)	(0.09)	144,661	0.01
Discontinued operations	—	—	495,410	0.03
Net income (loss) from continuing operations	(1,402,433)	(0.09)	(350,749)	(0.02)
Adjustments to net income (loss) from continuing operations
Income tax expense (benefit)	6,900	—	7,458	—
Depreciation and amortization	1,653,746	0.11	1,227,607	0.08
Share-based compensation (a)	159,901	0.01	162,960	0.01
Interest income	(16,041)	—	(5,426)	—
Interest expense	119,575	0.01	24,417	—
Adjusted Earnings (loss) from continuing operations and Adjusted Diluted Earnings (loss) from continuing operations Per Share	$521,648	$0.03	$1,066,267	$0.07

Diluted weighted-average common shares outstanding:		15,038,148		15,244,146
The Company provided the above adjusted supplemental financial performance measures, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations. These financial measures should be considered supplemental to, and not as a substitute for, financial information prepared in accordance with Generally Accepted Accounting Principles ("GAAP"). The definition of these supplemental measures may differ from similarly titled measures used by others.
Because these supplemental financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the supplemental financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cumberland's management believes these supplemental financial performance measures are important as they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, Cumberland believes that they will be used by certain investors to measure the Company's operating results. Management believes that presenting these supplemental measures provides useful information about the Company's underlying performance across reporting periods on a consistent basis by excluding items that Cumberland does not believe are indicative of its core business performance or reflect long-term strategic activities. Certain of these items are not settled through cash payments and include: depreciation, amortization, share-based compensation expense and income taxes. Cumberland utilizes its net operating loss carryforwards to pay minimal income taxes. In addition, the use of these financial measures provides greater transparency to investors of supplemental information used by management in its financial and operational decision-making, including the evaluation of the Company's operating performance.

The Company defines these supplemental financial measures as follows:
•Adjusted Earnings (loss): net income (loss) adjusted for the impact of discontinued operations, income taxes, depreciation and amortization expense, share-based compensation and interest income and interest expense.

    (a) Represents the share-based compensation of Cumberland.

•Adjusted Diluted Earnings (loss) Per Share: Adjusted Earnings (loss) divided by diluted weighted-average common shares outstanding.